Exhibit 4 (vi)

                           FIVE-YEAR CREDIT AGREEMENT

                         dated as of September 19, 2001

                                      among

                               TOYS "R" US, INC.,

                            THE LENDERS PARTY HERETO

                                       and

                              THE BANK OF NEW YORK,
                             as Administrative Agent

                           ---------------------------

                                 CITIBANK, N.A.,
                                       and
                               J.P. MORGAN CHASE,
                            as Co-Syndication Agents

                           CREDIT SUISSE FIRST BOSTON,
                           FIRST UNION NATIONAL BANK,
                       THE DAI-ICHI KANGYO BANK, LTD. and
                                SOCIETE GENERALE,
                           as Co-Documentation Agents

                           BNY CAPITAL MARKETS, INC.,
                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS


ARTICLE 1. DEFINITIONS.........................................................1
      Section 1.1. Defined Terms...............................................1
      Section 1.2. Classification of Loans and Borrowings.....................14
      Section 1.3. Terms Generally............................................14
      Section 1.4. Accounting Terms; GAAP.....................................14

ARTICLE 2. The Credits........................................................15
      Section 2.1. Commitments................................................15
      Section 2.2. Loans and Borrowings.......................................15
      Section 2.3. Requests for Revolving Borrowings..........................16
      Section 2.4. Termination and Reduction of Commitments...................16
      Section 2.5. Funding of Borrowings......................................17
      Section 2.6. Interest Elections.........................................17
      Section 2.7. Repayment of Loans; Evidence of Debt.......................19
      Section 2.8. Prepayment of Loans........................................19
      Section 2.9. Swingline Loans............................................20
      Section 2.10. Letters of Credit.........................................22
      Section 2.11. Fees......................................................26
      Section 2.12. Interest..................................................27
      Section 2.13. Alternate Rate of Interest................................28
      Section 2.14. Increased Costs, Illegality, Etc..........................29
      Section 2.15. Break Funding Payments....................................31
      Section 2.16. Taxes.....................................................32
      Section 2.17. Payments Generally; Pro Rata Treatment; Sharing
                      of Set-offs.............................................34
      Section 2.18. Mitigation Obligations; Replacement of Lenders............35
      Section 2.19. Increases in Commitments..................................37

ARTICLE 3. Representations and Warranties.....................................38
      Section 3.1. Organization and Powers....................................38
      Section 3.2. Authorization..............................................38
      Section 3.3. Enforceability.............................................38
      Section 3.4. Litigation.................................................38
      Section 3.5. Required Consents..........................................38
      Section 3.6. Compliance with Applicable Laws............................39
      Section 3.7. Taxes......................................................39
      Section 3.8. Governmental Regulations...................................39
      Section 3.9. Federal Reserve Regulations; Use of Loan Proceeds..........39
      Section 3.10. Financial Statements......................................39
      Section 3.11. Material Adverse Change...................................40

      Section 3.12. No Conflicting Agreements.................................40
      Section 3.13. Disclosure................................................40

ARTICLE 4. Conditions Precedent...............................................40
      Section 4.1. Effective Date.............................................40
      Section 4.2. Each Credit Event..........................................41

ARTICLE 5. Affirmative Covenants..............................................42
      Section 5.1. Financial Statements.......................................42
      Section 5.2. Certificates; Other Information............................43
      Section 5.3. Legal Existence............................................43
      Section 5.4. Taxes......................................................43
      Section 5.5. Observance of Legal Requirements...........................43
      Section 5.6. Inspection of Property; Books and Records; Discussions.....44


ARTICLE 6. Negative Covenants.................................................44
      Section 6.1. Merger or Consolidation, Etc...............................44
      Section 6.2. Subsidiary Indebtedness....................................45
      Section 6.3. Liens, Etc.................................................45
      Section 6.4. Change in Nature of Business...............................46
      Section 6.5. Use of Proceeds............................................47
      Section 6.6. Fixed Charge Coverage Ratio................................47
      Section 6.7. Capitalization.............................................47

ARTICLE 7. Events of Default..................................................47

ARTICLE 8. The Administrative Agent...........................................50

ARTICLE 9. Miscellaneous......................................................52
      Section 9.1. Notices....................................................52
      Section 9.2. Waivers; Amendments........................................52
      Section 9.3. Expenses; Indemnity; Damage Waiver.........................53
      Section 9.4. Successors and Assigns.....................................55
      Section 9.5. Survival...................................................57
      Section 9.6. Counterparts; Integration; Effectiveness...................57
      Section 9.7. Severability...............................................58
      Section 9.8. Right of Setoff............................................58
      Section 9.9. Governing Law; Jurisdiction; Consent to Service
                     of Process...............................................58
      Section 9.10. WAIVER OF JURY TRIAL......................................59
      Section 9.11. Headings..................................................59
      Section 9.12. Confidentiality...........................................59
      Section 9.13. Interest Rate Limitation..................................60

      SCHEDULES:

      Schedule 2.1 -- Commitments
      Schedule 3.4 -- Disclosed Matters
      Schedule 6.2 -- Existing Subsidiary Indebtedness
      Schedule 6.3 -- Existing Liens

      EXHIBITS:

      Exhibit A   -- Form of Assignment and Acceptance
      Exhibit B-1 -- Form of Opinion of Borrower's Counsel
      Exhibit B-2 -- Form of Opinion of Weil, Gotshal & Manges LLP
      Exhibit C   -- Form of Guarantee Agreement
      Exhibit D   -- Form of Accession Agreement
      Exhibit E   -- Form of Borrowing Request
      Exhibit F   -- Form of Interest Election Request

            FIVE-YEAR CREDIT AGREEMENT, dated as of September 19, 2001, among TOYS "R" US, INC., the LENDERS party hereto, CITIBANK, N.A. and J.P. MORGAN CHASE, as Co-Syndication Agents, CREDIT SUISSE FIRST BOSTON, FIRST UNION NATIONAL BANK, THE DAI-ICHI KANGYO BANK, LTD. and SOCIETE GENERALE, as Co-Documentation Agents, and THE BANK OF NEW YORK, as Administrative Agent.

            The parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

      Section 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Accession Agreement" means the accession agreement, substantially in the form of Exhibit D, to be entered into by the Administrative Agent and a Prospective Lender.

            "Accountants" means Ernst & Young LLP (or any successor thereto), or any other firm of certified public accountants of recognized national standing selected by the Borrower.

            "Accumulated Funding Deficiency" has the meaning assigned to such term in Section 302 of ERISA.

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means BNY, in its capacity as administrative agent for the Lenders hereunder, and any assigns.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agreement" means this Five-Year Credit Agreement.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Lending Office" means, as to any Lender, the office, branch or affiliate of such Lender designated as such Lender's lending office for Loans and Letters of Credit hereunder, as reported by such Lender to the Administrative Agent and the Borrower.

            "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages with respect to any Lender shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

            "Applicable Rate" means, for any day, with respect to any Eurodollar Revolving Loan, or with respect to the facility fees or utilization fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Facility Fee", "LIBOR Spread" or "Utilization Fee", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

============================================================================================
Category            Ratings                 Facility Fee    LIBOR Spread     Utilization Fee
                    (S&P/Moody's)
--------------------------------------------------------------------------------------------
Category 1          A+/A1 or higher         .085%           .265%            .100%
--------------------------------------------------------------------------------------------
Category 2          A/A2                    .100%           .300%            .100%
--------------------------------------------------------------------------------------------
Category 3          A-/A3                   .125%           .375%            .125%
--------------------------------------------------------------------------------------------
Category 4          BBB+/Baa1               .150%           .475%            .125%
--------------------------------------------------------------------------------------------
Category 5          BBB/Baa2                .175%           .575%            .150%
--------------------------------------------------------------------------------------------
Category 6          BBB-/Baa3 or lower      .250%           .875%            .150%
============================================================================================

            For purposes of the foregoing, (a) if Moody's and S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then each such rating agency shall be deemed to have established a rating in Category 6; (b) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings, unless the lower of the two ratings is in Category 6, in which case the Applicable Rate shall be based on such lower rating, and, in each case under this clause (b), unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category one level below the category corresponding to the higher rating; and (c) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

            "BNY" means The Bank of New York and its successors.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means Toys "R" Us, Inc., a Delaware corporation.

            "Borrowing" means (a) Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

            "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Class" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans, as applicable.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder in an aggregate outstanding amount not exceeding the amount of such Lender's Revolving Commitment as set forth on
Schedule 2.1, or in the Assignment and Acceptance or Accession Agreement pursuant to which such Lender shall have assumed its Commitment, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 2.4,
(b) increased from time to time pursuant to Section 2.19 or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial aggregate amount of the Lenders' Commitments is $633,333,333.33.

            "Consolidated" refers to the Borrower and the Subsidiaries the accounts of which are consolidated with those of the Borrower for financial reporting purposes.

            "Consolidated Cash Interest Expense" means, for any period, interest expense (net of interest income) of the Borrower and the Consolidated Subsidiaries for such period, including, without duplication, Consolidated interest capitalized in such period, minus non-cash interest expense of the Borrower and the Consolidated Subsidiaries for such period, in each case determined in accordance with GAAP.

            "Consolidated EBITDAR" means, for any period, net income (or net loss) of the Borrower and the Consolidated Subsidiaries for such period plus (a) the sum of (i) interest expense (net of interest income), (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) Consolidated Rent Expense, (vi) extraordinary losses in excess of $5,000,000 and (vii) LIFO charges of the Borrower and the Consolidated Subsidiaries, in each case for such period, minus (b) the sum of (i) extraordinary gains in excess of $5,000,000 and
(ii) LIFO credits of the Borrower and the Consolidated Subsidiaries, in each case for such period, all determined in accordance with GAAP.

            "Consolidated Rent Expense" means, for any period, rental expense (net of rental income) of the Borrower and the Consolidated Subsidiaries determined in accordance with GAAP for such period.

            "Consolidated Tangible Net Worth" means, at any date of determination, the sum of all amounts which would be included under shareholders' equity on a Consolidated balance sheet of the Borrower and the Subsidiaries determined in accordance with GAAP as at such date less all assets of the Borrower and the Subsidiaries, determined on a Consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Credit Parties" means the Administrative Agent, the Issuing Bank and the Lenders.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "dollars" or "$" refers to lawful money of the United States of America.

            "Effective Date" means the date on which the conditions specified in
Section 4.1 are satisfied (or waived in accordance with Section 9.2).

            "Employee Benefit Plan" means an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of the Subsidiaries or any ERISA Affiliate.

            "Environmental Laws" means all applicable federal, state, local or foreign statutes, laws, ordinances, rules, regulations, codes, orders, judgments, decrees or judicial or agency interpretations, policies or guidances relating to pollution or protection of the environment, health, safety or natural resources.

            "Environmental   Liability"  means  any  liability,   contingent  or
otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

            "ERISA Affiliate" when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, means any Person that is a member of any group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code of which the Borrower or any of the Subsidiaries is a member.

            "Eurodollar" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning  assigned to such term in Article
7.

            "Existing Credit Documents" means (i) the Amended and Restated Credit Agreement, dated as of December 19, 1997, among the Borrower, Toys "R" Us-Delaware, Inc., the subsidiary borrowers party thereto, the lenders party thereto and BNY, as administrative agent thereunder, (ii) the 364-Day Credit Agreement, dated as of December 8, 2000, among the Borrower, the lenders party thereto and The Chase Manhattan Bank, as administrative agent thereunder, and (iii) each agreement, instrument and other document executed or delivered in connection with either of the foregoing.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

            "Financial  Statements"  has the  meaning  assigned  to such term in
Section 5.1.

            "Fixed Charge Coverage Ratio" means, on each date of determination, the ratio of Consolidated EBITDAR to the sum of Consolidated Cash Interest
Expense and Consolidated Rent Expense, in each case for the period of four consecutive fiscal quarters of the Borrower ended on or immediately prior to such date.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such

Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business; and provided, further, that the amount of any such Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such Person may be liable pursuant to the terms of the agreement embodying such Guarantee, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

            "Guarantee Agreement" means the guarantee agreement, substantially in the form of Exhibit C, to be entered into by the Administrative Agent and the Guarantors.

            "Guarantor" means (a) Toys "R" Us-Delaware, Inc. and (b) any other direct or indirect subsidiary of the Borrower that shall be a party to the Guarantee Agreement from time to time.

            "Hazardous  Materials"  means all  materials,  substances  or wastes regulated, characterized or otherwise classified under any Environmental Law as hazardous, toxic, pollutants, contaminants or words of similar meaning, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

            "Indebtedness"  of any Person means, at a particular time, all items which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued liabilities incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person, (e) all drafts drawn under letters of credit issued for the account of such Person to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (f) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's, landlords' or other like statutory Liens arising in the ordinary course of business), (g) obligations under capital leases and (h) Guarantees in respect of the foregoing; provided that any Indebtedness owing by the Borrower to any of the Subsidiaries or by any Subsidiary to the Borrower or by any Subsidiary to any other Subsidiary or any Guarantees in respect thereof shall not constitute Indebtedness for purposes of this Agreement.

            "Indemnified Tax" has the meaning assigned to such term in Section 2.16(a).

            "Indemnitee"  has  the  meaning  assigned  to such  term in  Section
9.3(b).

            "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any Person (other than a Guarantor) or subject to any other credit enhancement.

            "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing, substantially in the form of Exhibit F.

            "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) as to all Revolving Loans, the Maturity Date and (d) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid.

            "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if available to all of the Lenders, nine or twelve months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Issuing Bank" means (a) BNY or (b) any other Lender designated by the Borrower and acceptable to the Administrative Agent, in either case, in its capacity as issuer of Letters of Credit.

            "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum, without  duplication,  of
(a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lenders" means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto from time to time pursuant to an Assignment and Acceptance or Accession Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to any provision of this Agreement, including by way of an Assignment and

Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

            "Letter of Credit" means any letter of credit (and any successive renewals thereof) issued pursuant to this Agreement.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any Property, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance having the effect of a security interest, sale-leaseback arrangement or other charge or security interest in, on or of such asset.

            "Loan Documents" means this Agreement, the Guarantee Agreement and the documentation in respect of each Letter of Credit.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Material Adverse Change" means a material adverse change in (i) the financial condition, business or Property of the Borrower and the Subsidiaries, taken as a whole, or (ii) the ability of the Borrower and the Guarantors to perform their respective obligations under the Loan Documents.

            "Material Adverse Effect" means a material adverse effect on (a) the financial condition, business or Property of the Borrower and the Subsidiaries, taken as a whole, or (b) the ability of the Borrower and the Guarantors to perform their respective obligations under the Loan Documents.

            "Material Subsidiary Group" means any Subsidiary or group of Subsidiaries as to which, individually or in the aggregate, any of the following tests are met: (a) the Borrower's and the other Subsidiaries' investments in and advances to such Subsidiary or group of Subsidiaries exceed 10% of the total assets of the Borrower and the Subsidiaries on a Consolidated basis as of the last day of the most recently completed fiscal year of the Borrower; (b) such Subsidiary's or group of Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Borrower and the Subsidiaries on a Consolidated basis exceeds 10% of the total assets of the Borrower and the Subsidiaries on a Consolidated basis as of the last day of the most recently completed fiscal year of the Borrower; or (c) the equity in the income from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of such Subsidiary or group of Subsidiaries exceeds 10% of such income of the Borrower and the Subsidiaries on a Consolidated basis (after giving effect to the exclusion of minority interests) for the most recently completed fiscal year of the Borrower. In the event any new Subsidiary shall be acquired or formed, the status of any one or more Subsidiaries as a Material Subsidiary Group shall be determined on a pro forma basis, giving effect to such acquisition or formation, as applicable, as if it had occurred at the beginning of the most recently completed fiscal year of the Borrower.

            "Maturity Date" means September 19, 2006.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer  Plan"  means  a  multiemployer  plan as  defined  in
Section 4001(a)(3) of ERISA.

            "Participant"  has the  meaning  assigned  to such  term in  Section
9.4(e).

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

            "Pension Plan" means at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of the Subsidiaries or any ERISA Affiliate.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for Taxes that are not overdue by more than 90 days or are being contested in compliance with Section 5.4;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in good faith by appropriate proceedings;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or to secure public or statutory obligations;

            (d) Liens securing the performance of, or payment in respect of, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (i) of Article 7;

            (f) any interest or title of a lessor or sublessor (other than a lessor or sublessor under a lease or sublease that constitutes a Capital Lease Obligation or that is entered into as part of a sale-leaseback arrangement) and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business;

            (g) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods;

            (h) customary rights of setoff upon deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business;

            (i) Liens on goods (or related documents of title) securing reimbursement obligations under trade letters of credit issued for the account of the Borrower or the Subsidiaries in the ordinary course of business in connection with the purchase of such goods; and

            (j) easements, operating agreements, covenants, conditions, rights of way, survey exceptions, licenses, zoning restrictions and other encumbrances on title to, or restrictions on the use of, real property that do not materially and adversely affect the value of such property or the use of such property for its present purposes;

provided that, except as provided in clauses (d), (h) and (i) above, the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by BNY as its prime commercial lending rate at its principal office in New York City; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be the lowest rate of interest charged by BNY in connection with extensions of credit to borrowers.

            "Prohibited Transaction" means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA.

            "Property" means all types of real, personal, tangible, intangible or mixed property.

            "Prospective Lender" has the meaning set forth in Section 2.19.

            "Register" has the meaning set forth in Section 9.4(c).

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time.

            "Revolving Exposure" means, with respect to any Lender at any time (without duplication), the sum of the aggregate outstanding principal amount of such Lender's Revolving Loans, LC Exposure and its Swingline Exposure at such time.

            "Revolving Loan" means a Loan referred to in Section 2.1 and made pursuant to Section 2.3.

            "S&P" means Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc.

            "SEC" means United States Securities and Exchange Commission.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D of the Board) during any Interest Period. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity of which more than 50% of the Voting Stock is or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" means any subsidiary of the Borrower.

            "Successor  Person" shall have the meaning  assigned to such term in
Section 6.1.

            "Swingline Commitment" means, with respect to the Swingline Lender, the commitment of the Swingline Lender to make Swingline Loans hereunder. The initial amount of the Swingline Lender's Swingline Commitment is $50,000,000.

            "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

            "Swingline Lender" means BNY in its capacity as lender of Swingline Loans hereunder.

            "Swingline Loan" means a Loan made pursuant to Section 2.9.

            "Swingline Rate" means, with respect to each Swingline Loan, the rate per annum agreed to in writing by the Borrower and the Swingline Lender as the interest rate that such Swingline Loan shall bear.

            "Tax on the Income" as to any Person, means a Tax imposed by the jurisdiction in which such Person's principal office (and, in the case of a Lender, its Applicable Lending Office for Revolving Loans) is located, or in which such Person is deemed to be doing business, or by any political subdivision or taxing authority thereof based on or measured by all or part of the net income, profits or gains of that Person or any affiliate thereof (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

            "Taxes" means any and all present or future taxes, levies,  imposts,
duties,  deductions,   charges  or  withholdings  imposed  by  any  Governmental
Authority.

            "364-Day Credit Agreement" means the 364-Day Credit Agreement, dated as of September 19, 2001, among the Borrower, the lenders party thereto and BNY, as administrative agent thereunder.

            "Termination Event" means, with respect to any Pension Plan, (a) any event set forth in Section 4043(b) (other than any such event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder, (b) an event requiring the Borrower, any of the Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, (c) any failure to make any payment required by Section 412(m) of the Code, (d) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (e) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (f) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

            "Transactions" means (a) the execution, delivery and performance by each of the Borrower and the Guarantors of each Loan Document to which it is a party, (b) the borrowing of the Loans and the issuance of the Letters of Credit and (c) the use of the proceeds of the Loans and the Letters of Credit.

            "Type" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (a) in the case of a Revolving Borrowing, the Adjusted LIBO Rate or the Alternate Base Rate, or (b) in the case of a Swingline Loan, the Swingline Rate.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      Section 1.2. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

      Section 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein, including any Loan Document, shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all Property.

      Section 1.4. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE 2. The Credits

      Section 2.1. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in dollars in an aggregate principal amount that will not result in (a) such Lender's Revolving Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

      Section 2.2. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or subject the Borrower to any additional or increased obligations under this Agreement.

            (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.10(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Revolving Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

      Section 2.3. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Except as provided in
Section 2.14, each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2 and this Section:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such  Borrowing,  which  shall be a  Business
            Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      Section 2.4. Termination and Reduction of Commitments.(a) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.8, the sum of the aggregate Revolving Exposures would exceed the aggregate Commitments.

            (b) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (a) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date of such election. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the applicable Lenders in accordance with their respective Commitments.

      Section 2.5. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.9(a). The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.10(e) shall be remitted by the Administrative Agent to the Issuing Bank, provided, further, that ABR Revolving Loans made to finance the repayment of a Swingline Loan as provided in Section 2.9(c) shall be remitted by the Administrative Agent to the Swingline Lender.

            (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section, paragraph (c) of Section 2.9 or paragraph (e) of Section 2.10 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Loans at the time. If such Lender pays such amount to the Administrative Agent prior to the payment thereof by the Borrower, then such amount shall constitute such Lender's Loan included in such Borrowing.

      Section 2.6. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Swingline Borrowings may not be converted or continued.

            (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Except as provided in Section 2.14, each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2 and this
Section:

                  (i) the  Borrowing  to which such  Interest  Election  Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective  date of the election made pursuant to such
            Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the
            Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

      Section 2.7. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of (A) the maturity date selected by the Borrower for such Swingline Loan and (B) the Maturity Date.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and any Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      Section 2.8. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than any Swingline Borrowing, the prepayment of which is governed pursuant to Section 2.9(b)) in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

            (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of a Revolving Borrowing hereunder not later than 11:00 a.m., New York City time, two Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.4, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.4. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
Section 2.2. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest and breakage fees to the extent required by Section 2.12 and Section 2.15, respectively.

      Section 2.9. Swingline Loans (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower in dollars from time to time on any Business Day during the period from the Effective Date to the tenth Business Day preceding the Maturity Date in an aggregate principal amount at any time outstanding that will not result in the Swingline Exposure exceeding the Swingline Commitment or the sum of the total Revolving Exposures exceeding the total Commitments, provided that the Swingline Lender shall not be obligated to make a Swingline Loan to refinance an outstanding Swingline Loan. Notwithstanding the foregoing, (i) the Swingline Lender shall not be required to make a Swingline Loan if (x) any Lender shall be in default of its obligations under this Agreement or (y) any Lender shall have notified the Swingline Lender and the Borrower in writing at least one Business Day prior to the date of Borrowing with respect to such Swingline Loan that the conditions set forth in Section 4.2 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making of such Swingline Loan and (ii) the Swingline Lender shall not make a Swingline Loan if the Administrative Agent or the Required Lenders shall have notified the Swingline Lender and the Borrower in writing at least one Business Day prior to the date of Borrowing with respect to such Swingline Loan that the conditions set forth in Section 4.2 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making of such Swingline Loan. Each Swingline Loan shall be due and payable on the maturity thereof, provided that in no event shall such maturity be later than the tenth Business Day preceding the Maturity Date.

            (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent and the Swingline Lender by telephone (confirmed by facsimile) no later than 1:30 p.m., New York City time, on the day of the relevant Swingline Loan. Each such notice shall be irrevocable and shall specify
(i) the aggregate principal amount to be borrowed, (ii) the requested date (which shall be a Business Day) and (iii) the maturity date of the requested Swingline Loan which shall be not later than 30 Business Days after the making of such Swingline Loan. The Swingline Lender will make the requested amount available promptly on that same day, to the Administrative Agent (for the account of the Borrower as set forth in Section 2.5(a)) who, thereupon, will promptly make such amount available to the Borrower in like funds as provided therein or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 10(e), by remittance to the Issuing Bank. Each Swingline Loan shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000. The Borrower shall have the right at any time and from time to time to prepay any Swingline Borrowing in whole or in part, provided that the Borrower shall notify the Administrative Agent and the Swingline Lender by telephone (confirmed by facsimile) no later than 11:00 a.m., New York City time, on the day of the proposed prepayment. Each such notice shall be irrevocable and shall specify (A) the principal amount to be prepaid, which shall be in an amount that is an integral multiple of $100,000 and not less than $500,000, or the remaining outstanding principal amount of the Swingline Loan being prepaid, and (B) the date of prepayment (which shall be a Business Day). Prepayments shall be accompanied by accrued interest and breakage fees to the extent required by Section 2.12 and Section 2.15, respectively.

            (c)  The  Swingline  Lender  may  by  written  notice  given  to the
Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day notify the Administrative Agent that the Swingline Lender is requesting that the Lenders make an ABR Revolving Borrowing in an amount equal to the outstanding principal balance and accrued interest on the Swingline Loans, in which case (i) the Administrative Agent shall notify each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of such ABR Revolving Borrowing and (ii) each Lender shall, whether or not any Default shall have occurred and be continuing, any representation or warranty shall be accurate, any condition to the making of any loan hereunder shall have been fulfilled, or any other matter whatsoever, make the Loan to be made by it under this paragraph by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (A) on such date, in the event that such Lender shall have received notice of such ABR Revolving Borrowing prior to 12:00 noon, New York City time, or (B) if such notice has not been received by such Lender prior to such time on such date, then not later than 1:00 p.m., New York City time, on (1) the Business Day that such Lender receives such notice, if such notice is received prior to 12:00 noon, New York City time, on the day of receipt or (2) the Business Day immediately following the day that such Lender receives such notice, if such notice is not received prior to such time on the day of receipt. Such Loans shall, for all purposes hereof, be deemed to be an ABR Revolving Borrowing, and the Lenders obligations to make such Loans shall be absolute and unconditional. The Administrative Agent will make such Loans available to the Swingline Lender by promptly crediting or otherwise transferring the amounts so received, in like funds, to the Swingline Lender for the purpose of repaying in full the Swingline Loans and all accrued interest thereon.

            (d) If the Borrower fails to make any payment with respect to a Swingline Loan, or if any such sum paid by the Borrower is required to be refunded to the Borrower for any reason, the Administrative Agent shall notify each Lender of the applicable Swingline Loan, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Each Lender shall purchase a participation in such Swingline Loan by paying to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Loans made by such Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Lenders), by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (i) on such date, in the event that such Lender shall have received notice thereof prior to 12:00 noon, New York City time, or (ii) if such notice has not been received by such Lender prior to such time on such date, then not later than 1:00 p.m., New York City time, on
(A) the Business Day that such Lender receives such notice, if such notice is received prior to 12:00 noon, New York City time, on the day of receipt or (B) the Business Day immediately following the day that such Lender receives such notice, if such notice is not received prior to such time on the day of receipt. The Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment in respect of such Swingline Loan from the Borrower, the Administrative Agent shall distribute such payment to the Swingline Lender or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Swingline Lender, then to such Lenders and the Swingline Lender as their interests may appear. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Swingline Loans is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.


      Section 2.10. Letters of Credit

            (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance; Amendment; Renewal; Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not later than three Business Days before the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $150,000,000 and (ii) the total Revolving Exposures shall not exceed the total Commitments. Notwithstanding the foregoing, no Letter of Credit shall be issued, amended, renewed or extended if the Administrative Agent or the Required Lenders shall have notified the Issuing Bank and the Borrower in writing at least one Business Day prior to the date of issuance, amendment, renewal or extension, as applicable, of such Letter of Credit that the conditions set forth in Section 4.2 have not been satisfied and such conditions remain unsatisfied as of the requested time of issuance, amendment, renewal or extension, as applicable, of such Letter of Credit.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such

Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is ten Business Days prior to the Maturity Date, provided that any Letter of Credit may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date that is ten Business Days prior to the Maturity Date).

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each such Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that no Lender shall be obligated to make any payment to the Administrative Agent for any wrongful LC Disbursement made by the Issuing Bank as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

            (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then the Issuing Bank shall either (i) notify the Borrower to reimburse the Issuing Bank therefor, in which case the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement and any accrued interest thereon on (A) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, New York City time, on the day of receipt or (B) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that, if the LC Disbursement is equal to or greater than $1,000,000, the Borrower may, subject to the conditions of borrowing set forth herein, request in accordance with Section 2.3 or Section
2.9 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing, or (ii) notify the Administrative Agent that the Issuing Bank is requesting that the applicable Lenders make an ABR Revolving Borrowing in an amount equal to such LC
Disbursement and any accrued interest thereon, in which case (A) the Administrative Agent shall notify each applicable Lender of the details thereof and of the amount of such Lender's Loan to be made as part of such ABR Revolving Borrowing and (B) each Lender shall, whether or not any Default shall have occurred and be continuing, any representation or warranty shall be accurate, any condition to the making of any loan hereunder shall have been fulfilled, or any other matter whatsoever, make the Loan to be made by it under this paragraph by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders on (1) the Business Day that such Lender receives such notice, if such notice is received prior to 12:00 noon, New York City time, on the day of receipt or (2) the Business Day immediately following the day that such Lender receives such notice, if such notice is not received prior to such time on the day of receipt. Such Loans shall, for all purposes hereof, be deemed to be an ABR Revolving Borrowing, and the Lenders obligations to make such Loans shall be absolute and unconditional. The Administrative Agent will make such Loans available to the Issuing Bank by promptly crediting or otherwise transferring the amounts so received, in like funds, to the Issuing Bank for the purpose of repaying in full the LC Disbursement and all accrued interest thereon.

            (f) Obligations Absolute. The Borrower's and each Lender's obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither any Credit Party nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Credit Parties with respect to any such LC Disbursement.

            (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC
Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Cash Collateral. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Credit Parties, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article 7. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposit shall not bear interest, nor shall the Administrative Agent be under any obligation whatsoever to invest the same, provided, however, that, at the request of the Borrower, such deposit shall be invested by the Administrative Agent in direct short-term obligations of, or short-term obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, in each case maturing no later than the expiry date of the Letter of Credit giving rise to the relevant LC Exposure. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the

Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

      Section 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the Swingline Lender) a facility fee, which shall accrue at the Applicable Rate with respect to facility fees on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, on each date on which the Commitments are permanently reduced, on the date on which the Commitments terminate and on any other date after the Commitments terminate on which all outstanding Loans shall be repaid or prepaid. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the Swingline Lender) a utilization fee, which shall accrue at the Applicable Rate with respect to utilization fees on the amount of such Lender's Revolving Exposure for each day during the period from and including the Effective Date to but excluding the Maturity Date on which the sum of the total Revolving Exposure on such day plus the total Revolving Exposure (as defined in the 364-Day Credit Agreement) on such day exceeds 50% of the sum of the total Commitments on such day plus the total Commitments (as defined in the 364-Day Credit Agreement) on such day. Accrued utilization fees shall be payable in arrears on the last day of March, June, September and December of each year, and on the Maturity Date. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at rate per annum equal to the Applicable Rate with respect to Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Accrued participation fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding anything to the contrary herein, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, in the case of participation fees, or the Issuing Bank, in the case of fronting fees, so notifies the Borrower, then, so long as such Event of Default is continuing, all participation fees and fronting fees shall be calculated at a rate per annum equal to 2% plus the rate otherwise applicable thereto and shall be payable on demand.

            (d) The Borrower agrees to pay to each Credit Party, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

            (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances.

      Section 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate with respect to Eurodollar Revolving Loans.

            (c) Each Swingline Loan shall bear interest at the Swingline Rate, unless a participation is required to be made pursuant to Section 2.9(c), in which case such Loan shall bear interest at the Alternate Base Rate.

            (d) Notwithstanding the foregoing, if any principal of or interest on any Loan, any reimbursement obligation in respect of any LC Disbursement or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

            (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      Section 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its
Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (a) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (b) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

      Section 2.14. Increased Costs, Illegality, Etc. (a) In the event that any Credit Party with respect to clauses (ii) and (iii) below or the Administrative Agent with respect to clause (i) below shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on the second Business Day immediately preceding the making of any requested Eurodollar Loan that, by reason of any changes arising after the date hereof affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the LIBO Rate; or

            (ii) at any time that such Credit Party has incurred increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan or any Letter of Credit or participation therein, in each case by an amount such Credit Party deems to be material, because of any change since the date hereof in any law, rule, regulation, order or guideline applicable to such Credit Party or the compliance by such Credit Party with any request (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof or in the interpretation or administration thereof and including the introduction after the date hereof of any new law, rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Credit Party of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the Tax on the Income of such Credit Party), or (B) a change in official reserve (including, without limitation, any marginal, emergency, supplemental, special or other reserve) requirements (except to the extent included in the computation of the Adjusted LIBO Rate), or any special deposit, assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party (or its Applicable Lending Office); or

            (iii) at any time that the making or continuance of any Eurodollar Loan has been made (A) unlawful by any law, rule, regulation or order or
      (B) impossible by compliance by any Credit Party in good faith with any governmental directive or request (whether or not having the force of law);

then,  and in any such event,  such Credit Party,  in the case of clause (ii) or
(iii) above, or the Administrative Agent, in the case of clause (i) above, shall promptly give notice (by telephone confirmed in writing) to the Borrower, and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the Credit Parties). Thereafter, (1) in the case of clause (i) above, in the event that Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the
Borrower and the Credit Parties that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any notices given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (2) in the case of clause (ii) above, the Borrower shall pay to such Credit Party, within 15 days of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Credit Party in its reasonable discretion shall determine) as shall be required to compensate such Credit Party for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Credit Party, showing the basis for the calculation thereof, submitted to the Borrower by such Credit Party in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (3) in the case of clause (iii) above, the Borrower shall take one of the actions specified in paragraph (b) below. Each of the Administrative Agent and the other Credit Parties agree that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such other Credit Party, the Administrative Agent, if such event ceases to exist. If any such event described in clause (i) or (iii) above with respect to Eurodollar Loans ceases to exist as to a Credit Party, the obligations of such Credit Party to make Eurodollar Loans and to convert Loans to or continue Loans as Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.14(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 2.14(a)(iii) shall) either (i) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective borrowing or conversion by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Credit Party or the Administrative Agent pursuant to Section 2.14(a)(ii) or (iii) or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent and the affected Credit Party, require the affected Credit Party to convert such Eurodollar Loan into an ABR Loan as of the end of the Interest Period then applicable to such Eurodollar Loan or within the time required by law, if earlier.

            (c) If any Credit Party determines that after the date hereof the introduction of or any change in any applicable law, rule, regulation, order, guideline, directive or compliance by such Credit Party or any corporation controlling such Credit Party with any request (whether or not having the force of law) from any Governmental Authority or central bank concerning capital adequacy, or any change in interpretation or administration thereof by any Governmental Authority or central bank, in each case made subsequent to the date hereof, will have the effect of reducing the rate of return on the capital required to be maintained by such Credit Party or any corporation controlling such Credit Party based on the existence of such Credit Party's Commitment hereunder or its obligations hereunder to a level below that which such Credit Party or such corporation could have achieved but for such application or compliance (taking into account such Credit Party's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Credit Party to be material, the Borrower shall pay to such Credit Party, within 15 days of its written demand therefor, such additional amounts as shall be required to compensate such Credit Party or such other corporation for the increased cost to such Credit Party or such other corporation or the reduction in the rate of return to such Credit Party or such other corporation as a result of such reduction. In determining such additional amounts, each Credit Party will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Credit Party's reasonable good faith determination of compensation owing under this paragraph shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Credit Party, upon determining that any additional amounts will be payable pursuant to this paragraph, will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

            (d) Each Credit Party shall notify the Borrower of any event occurring after the Effective Date entitling such Credit Party to compensation under this Section 2.14 as promptly as practicable, but in any event within 30 days after the officer having primary responsibility for this Agreement obtains actual knowledge thereof; provided that no such notice shall be required if such Credit Party has determined not to seek compensation under this Section 2.14 as a result of such event. Each Credit Party will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Credit Party for compensation under this Section 2.14. Determinations and allocations by any Credit Party for purposes of this Section 2.14 on its costs or rate of return of maintaining Loans or Letters of Credit or participations therein or its obligation to make Loans or issue Letters of Credit or participate therein, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Credit Party under this Section 2.14 shall be prima facie evidence of such determinations and allocations.

            (e) Notwithstanding the foregoing, no Credit Party shall be entitled to any compensation described in this Section 2.14 unless, at the time it requests such compensation, it is the policy or general practice of such Credit Party to request compensation for comparable costs in similar circumstances under comparable provisions of other credit agreements for comparable customers unless specific facts or circumstances applicable to the Borrower or the transactions contemplated by this Agreement would alter such policy or general practice, provided that nothing in this paragraph shall preclude a Credit Party from waiving the collection of similar costs from one or more of its other customers.

            (f) If any Credit Party fails to give the notice described in paragraph (d) above within 30 days after it obtains such actual knowledge of the event required to be described in such notice, such Credit Party shall, with respect to any compensation that would otherwise be owing to such Credit Party under this Section 2.14, only be entitled to payment for increased costs incurred from and after the date that such Credit Party does give such notice.

      Section 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto or any Swingline Loan other than on the maturity thereof (other than a Swingline Loan, the Swingline Rate with respect to which is based on the Alternate Base Rate) (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Swingline Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.8(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or LIBO Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

      Section 2.16. Taxes. (a) Provided that all documentation, if any, then required to be delivered by any Credit Party pursuant to paragraph (c) below has been delivered, all sums payable to each Credit Party by the Borrower or any Guarantor under any Loan Document shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Taxes (other than a Tax on the Income of any Credit Party (for which payment need not be free and clear but no deduction or withholding shall be made unless then required by applicable law)) imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision of the United States or any other jurisdiction within or without the United States from which a payment is made by or on behalf of the Borrower or any Guarantor or in which the Borrower or an Affiliate thereof has an office or is deemed to be doing business (each an "Indemnified Tax").

            (b) If the Borrower or any Guarantor or any other Person acting as agent or intermediary for the Borrower or any Guarantor is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding on account of any Indemnified Tax from any sum paid or payable by the Borrower or any Guarantor to any Credit Party under any Loan Document:

                        (i) the Borrower,  the Guarantors and such Credit Party,
            as applicable, will cooperate with each other to notify each other of any such requirement or any change in any such requirement as soon as it becomes aware of such requirement and the applicability of such requirement to any Loan Document;

                        (ii) the Borrower,  such Guarantor or such other Person,
            as applicable, shall pay any such Indemnified Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower, such Guarantor or such other Person, as applicable) for its own account or (if the liability is imposed on such Credit Party) on behalf of and in the name of such Credit Party;

                        (iii) the sum payable by the Borrower, such Guarantor or
            such other Person, as applicable, to the Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, such Credit Party receives on the due date therefor a net sum equal to what it would have received had no such deduction, withholding or payment been required; and

                        (iv) within the later of (A) 30 days after paying any sum from which it is required by law to make any deduction or withholding, and (B) 30 days after the due date of payment of any Tax which it is required by this clause (b) to pay, the Borrower or such Guarantor, as applicable, shall deliver to the Administrative Agent and the applicable other Credit Party evidence reasonably satisfactory to the Administrative Agent and such other Credit Party of the remittance of such Tax to the relevant Governmental Authority;

provided that no such additional amount shall be required to be paid to any Credit Party under this Section 2.16 with respect to an Indemnified Tax to the extent that (1) such additional amount would have been required to have been paid under any law, rule, regulation, order, directive, treaty or guideline in effect on the date hereof (in the case of each Credit Party listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Credit Party) or (2) the obligation to deduct, withhold or pay such additional amount would not have arisen but for a failure by the Administrative Agent or such Credit Party to comply with subsection (c) below.

            (c) Each Foreign Lender shall deliver to the Administrative Agent and to the Borrower, (i) on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereto) or on the effective date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), (ii) on or before the date, if any, such Lender designates a new Applicable Lending Office and (iii) at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form W-8 BEN or Form W-8 ECI or any other certificate or statement of exemption (or any successor thereto) required by applicable Treasury Regulations) to establish that such Lender is wholly exempt from any deduction or withholding of United States federal income tax under Section 1441, 1442 or 3406 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any Loan Document. Neither the Borrower nor any Guarantor shall be required to pay any additional amount to any such Lender under this Section 2.16 with respect to an Indemnified Tax imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision thereof if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements (A) on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereto) or on the effective date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender) or (B) on the date such Lender designates a new Applicable Lending Office, nothing in this subsection shall relieve the Borrower and each Guarantor of their respective obligations to pay any additional amounts pursuant to this Section 2.16 in the event that, as a result of any change in applicable law (including, without limitation, any change in the interpretation thereof), such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

      Section 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) Each of the Borrower and the Guarantors shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, LC Disbursements, interest, fees, or of amounts payable under Section 2.14, 2.15, 2.16 or 9.3, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at One Wall Street, New York, New York or such other office specified by the Administrative Agent from time to time, except payments to be made to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements or Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements or Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee, other than to the Borrower or any Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply). Each of the Borrower and the Guarantors consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against it rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor thereof in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Credit Parties hereunder that the Borrower or such Guarantor, as applicable, will not make such payment, the Administrative Agent may assume that the Borrower or such Guarantor, as applicable, has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Credit Parties the amount due. In such event, if the Borrower or such Guarantor, as applicable, has not in fact made such payment, then each such Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Credit Party shall fail to make any payment required to be made by it pursuant to Section 2.5(b), 2.9(c), 2.10(e) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Credit Party to satisfy such Credit Party's obligations under such Sections until all such unsatisfied obligations are fully paid.

      Section 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans or Letters of Credit (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If at any  time  (i)  any  Lender  requests  compensation  under
Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.16, (ii) any Lender defaults in its obligation to fund Loans hereunder, (iii) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers or (iv) any Lender becomes a "Non-Consenting Lender" (as defined below), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to (and such Lender shall) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee (selected by the Borrower) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, the Swingline Lender and the Issuing Bank, which consents shall not unreasonably be withheld, and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it under the Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. In the event that (x) the Borrower or the Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of Section
9.2 and (z) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment within three Business Days after the condition set forth in clause (z) above has been satisfied and a request therefor has been made to such Lender shall be deemed a "Non-Consenting Lender".

            (c) In lieu of replacing a Lender pursuant to paragraph (b) above, provided that no Event of Default shall exist, the Borrower may direct in a writing delivered to the Administrative Agent and such Lender that such Lender be terminated as a Lender and that the aggregate amount of the Commitments be reduced by the amount of the Commitment of such Lender; provided that (x) the Borrower shall not reduce the Commitments pursuant to this paragraph if, after giving effect to the payments to be made pursuant to the next sentence in connection with such reduction, the sum of the aggregate Revolving Exposures would exceed the aggregate Commitments and (y) no more than five Lenders in the aggregate may be terminated pursuant to this paragraph. In such case, the Borrower shall pay to such Lender an amount equal to the sum of (i) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of such Lender, (ii) an amount equal to all accrued, but theretofore unpaid, fees owing to such Lender, and (iii) all other obligations of the Borrower and the Guarantors owing to such Lender concurrently with such termination. Upon such notice and payment, (A) such Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Lender, and (B) the aggregate amount of Commitments shall be reduced by the amount of such Lender's Commitment and the Applicable Percentages of the remaining Lenders shall be adjusted accordingly.

      Section 2.19. Increases in Commitments. The Borrower may, by written notice to the Administrative Agent, executed by the Borrower and one or more financial institutions, which may include one or more existing Lenders (each such financial institution being called a "Prospective Lender"), cause Commitments to be extended by the Prospective Lenders (or cause the Commitments of the Prospective Lenders to be increased, as the case may be), in an amount for each Prospective Lender set forth in such notice, provided, however, that
(a) each such extension or increase shall be effected ratably with a corresponding extension or increase in the Commitments (as defined in the
364-Day Credit Agreement), (b) immediately after giving effect to each such extension or increase, the sum of the aggregate amount of all such extensions and increases plus the aggregate amount of all corresponding extensions and increases under the 364-Day Credit Agreement shall in no event exceed $50,000,000, (c) each such extension or increase shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000, (d) the Commitments shall in no event be extended or increased under this Section on more than four (4) occasions, (e) each Prospective Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (f) each Prospective Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed Accession Agreement. New Commitments and increases in Commitments pursuant to this Section shall become effective (i) in the case of a Prospective Lender not already party hereto, on the effective date of the applicable Accession Agreement and (ii) in the case of a Prospective Lender already party hereto, on the date specified in the notice delivered pursuant to this Section. Upon the effectiveness of any Accession Agreement to which any Prospective Lender not already a party hereto becomes a Lender, (A) such Prospective Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (B) Schedule
2.1 shall be deemed  to have been  amended  to  reflect  the  Commitment  of the additional Lender as provided in such Accession Agreement. Upon the effectiveness of any extension or increase under this Section in the Commitment of a Lender already a party hereunder, Schedule 2.1 shall be deemed to have been amended to reflect the extended or increased Commitment of such Lender. Notwithstanding the foregoing, no extension or increase in the total Commitments (or in the Commitment of any Lender) shall become effective under this Section unless the Administrative Agent shall have received a certificate dated the date of such increase and duly executed by a Financial Officer stating that the conditions set forth in paragraphs (a), (b) and (c) of Section 4.2 have been satisfied as of the date of such extension or increase (with all references in such paragraphs to a Borrowing being deemed to be references to such extension or increase). If Revolving Loans would be outstanding immediately after giving effect to any extension or increase of a Commitment under this Section, then simultaneously with such extension or increase, (1) each applicable Prospective Lender and each other Lender shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit A, pursuant to which each such other Lender shall have assigned to each such Prospective Lender a portion of its Revolving Loans necessary to reflect proportionately the Commitments as adjusted in accordance with this Section and (2) in connection with such assignment, each such Prospective Lender shall pay to the Administrative Agent, for the account of the other Lenders, such amount as shall be necessary to appropriately reflect the assignment to it of Revolving Loans, and in connection with such master assignment each such other Lender may treat the assignment of Eurodollar Borrowings as a prepayment of such Eurodollar Borrowings for purposes of Section 2.15.

ARTICLE 3. Representations and Warranties

            In order to induce the Credit Parties to enter into this Agreement, the Issuing Bank to issue the Letters of Credit and the Lenders to make the Loans and participate in the Letters of Credit, the Borrower makes the following representations and warranties to the Credit Parties:

      Section 3.1. Organization and Powers. Each of the Borrower, the Guarantors and the other Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to own its Property and to carry on its business as now conducted, except in the case of non-Guarantor Subsidiaries where the failure to be so organized or formed, or to have such power and authority, or to own such Property, or to carry on such business could not reasonably be expected to have a Material Adverse Effect.

      Section 3.2. Authorization. Each of the Borrower and the Guarantors has full legal power and authority to enter into, execute, deliver and perform the terms of each Loan Document to which it is a party, to incur the obligations provided for herein or therein and, in the case of the Borrower, to make the borrowings contemplated hereby, all of which have been duly authorized by all proper and necessary corporate or other applicable action, and each of the Borrower and the Guarantors is in full compliance with its certificate of incorporation, by-laws or other organizational documents.

      Section 3.3. Enforceability. Each Loan Document constitutes a valid and legally binding obligation of each of the Borrower and the Guarantors to the extent it is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

      Section 3.4. Litigation. Except as set forth in the Financial Statements or Schedule 3.4, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any of the Subsidiaries) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Subsidiaries or any of their respective Properties or rights, which could reasonably be expected to have a Material Adverse Effect and result in a violation of Section 6.7.

      Section 3.5. Required Consents. Except for information and similar filings required to be made in the ordinary course of business which are not a condition to the Borrower's or any Guarantor's performance under any Loan Document to which it is a party, no consent, authorization or approval of, filing with, notice to, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance by the Borrower or any Guarantor of, any Loan Document to which it is a party, or is required as a condition to the validity or enforceability of any Loan Document to which it is a party, except for consents, authorizations, approvals, filings, notices or exemptions which were not required to be obtained on or before the Effective Date and either have been obtained or the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

      Section 3.6. Compliance with Applicable Laws. Neither the Borrower nor any of the Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. Each of the Borrower and the Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders applicable to it of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

      Section 3.7. Taxes. Each of the Borrower and the Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves as shall be required by the Accountants in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      Section 3.8. Governmental Regulations. Neither the Borrower nor any Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act or the Investment Company Act of 1940, as amended, and neither the

Borrower nor any Guarantor is subject to any statute or regulation which prohibits the incurrence of indebtedness under any Loan Document to which it is a party, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      Section 3.9. Federal Reserve Regulations; Use of Loan Proceeds. No part of the proceeds of the Loans or any Letter of Credit will be used, directly or indirectly, for a purpose which violates the provisions of Regulations T, U or X of the Board, as amended. The execution, delivery and performance of each Loan Document by each of the Borrower and the Guarantors, to the extent it is a party thereto, will not violate any material law, rule or regulation of any Governmental Authority.

      Section 3.10. Financial Statements. The Borrower has heretofore furnished to the Credit Parties its Consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended
February 3, 2001, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended May 5, 2001, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

      Section 3.11. Material Adverse Change. Since May 5, 2001, there has been no Material Adverse Change.

      Section 3.12. No Conflicting Agreements. The execution, delivery and performance by each of the Borrower and the Guarantors of each Loan Document to which it is a party will not constitute a default under, or result in a breach of the terms of, any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound which could reasonably be expected to have a Material Adverse Effect or to be materially adverse to the rights or interests of the Credit Parties.

      Section 3.13. Disclosure. The Borrower has disclosed to the Credit Parties all agreements, instruments and corporate or other restrictions to which it or any of the Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The reports, financial statements, certificates or other written or formally presented information (other than projected and pro forma financial information and opinions) furnished by or on behalf of the Borrower to any Credit Party in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or supplemented by other information so furnished), considered as a whole, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The projected and pro forma financial information and opinions furnished by or on behalf of the Borrower to any Credit Party in connection with the negotiation of the Loan Documents or delivered thereunder were prepared in good faith based upon assumptions believed to be reasonable at the time.

ARTICLE 4. Conditions Precedent

      Section 4.1. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.2):

            (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The Administrative Agent (or its counsel) shall have received the Guarantee Agreement signed on behalf of each Guarantor.

            (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Credit Parties and dated the Effective Date) of Michael L. Tumolo, Vice President - Counsel of the Borrower, substantially in the form of Exhibit B-1, and Weil, Gotshal & Manges LLP, counsel for the Borrower and the Guarantors, substantially in the form of Exhibit B-2.

            (d) The Administrative Agent shall have received a certificate, dated the Effective Date, of the Secretary or an Assistant Secretary of each of the Borrower and the Guarantors, (i) attaching a true and complete copy of the resolutions (or excerpts thereof) of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize each Loan Document to which it is a party, (ii) attaching a true and complete copy of its certificate of incorporation, by-laws or other organizational documents and
(iii) attesting as to the incumbency of each of its officers executing each Loan Document to which it is a party, including therein a signature specimen of each such officer.

            (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of
Section 4.2.

            (f) The Existing Credit Documents shall have been terminated and all amounts due thereunder shall have been paid, and the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, thereof.

            (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

      Section 4.2. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend a Letter of Credit, shall be subject to the satisfaction of the following conditions:

            (a) The representations and warranties of the Borrower set forth in this Agreement (other than those contained in Sections 3.4 and 3.11) shall be true and correct in all material respects on and as of the date of such Borrowing or the date of such issuance, amendment, renewal or extension, as applicable.

            (b) At the time of and immediately after giving effect to such Borrowing or such issuance, amendment, renewal or extension, as applicable, no Default shall have occurred and be continuing.

            (c) At the time of and immediately after giving effect to such Borrowing or such issuance, amendment, renewal or extension, as applicable, no default shall have occurred with respect to any obligations of the Borrower or any of the Subsidiaries representing a Material Subsidiary Group, whether as principal, guarantor, surety or otherwise, for the payment of Indebtedness as defined in clause (a), (b), (c), (e) or (g) of the definition of such term, in an aggregate Consolidated principal amount exceeding $25,000,000 that would, immediately or with the lapse of time, permit the holder or holders of such obligations or any representative acting on its or their behalf to declare such obligations to be due and payable prior to the expressed maturity thereof.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE 5. Affirmative Covenants

            The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, any Letter of Credit shall not have expired, any LC Disbursements remain unreimbursed or any other amount is owing under any Loan Document to any Credit Party, the Borrower will:

      Section  5.1.  Financial   Statements.   Maintain  a  standard  system  of
accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Lender:

            (a) Form 10-K. As soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the annual audited Consolidated financial statements of the Borrower and the Subsidiaries prepared in conformity with GAAP and as filed with the SEC in the Borrower's Annual Report on Form 10-K for such fiscal year. Such financial statements shall be certified by the Accountants, which certification shall (i) state that the examination by the Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and (ii) include the opinion of the Accountants that such financial statements have been prepared in accordance with GAAP.

            (b) Form 10-Q. As soon as available, but in any event within 50 days after the end of each fiscal quarter (except the last fiscal quarter) of each fiscal year of the Borrower, copies of unaudited Consolidated financial statements of the Borrower and the Subsidiaries as filed with the SEC in the Borrower's Quarterly Report on Form 10-Q for such fiscal quarter.

            (c) Ratings. As soon as available, but in any event within two Business Days after any downgrade or withdrawal by either S&P or Moody's of any debt rating assigned to the Index Debt, written notice to the Administrative Agent thereof, and of the effective date thereof, in each case certified by a Financial Officer.

            (d) Compliance Certificate. The financial statements to be delivered pursuant to paragraphs (a) and (b) above (the "Financial Statements") shall be accompanied by a certificate of a Financial Officer, (i) certifying that no Default has occurred and was continuing as of the end of the fiscal period covered by such statements, or, if such a Default has occurred and was continuing at the end of such fiscal period, the action the Borrower proposes to take with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.6 and 6.7.

            (e) Other Information. Such other information regarding the Borrower or any Subsidiary as any Credit Party may, through the Administrative Agent, reasonably and in good faith request in writing.

      Section   5.2.   Certificates;   Other   Information.   Furnish   to   the
Administrative Agent and each Lender:

            (a) prompt written notice if there shall occur and be continuing a Default; and

            (b) promptly upon their becoming available, copies of all (i) 10-K, 10-Q, 8-K or other material, regular, periodic or special reports, schedules and other documents which the Borrower or any of the Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC and (ii) material news releases and annual reports relating to the Borrower or any of the Subsidiaries.

      Section 5.3. Legal Existence. Except as permitted in Section 6.1, the Borrower shall maintain its (i) legal existence and good standing in the jurisdiction of its incorporation and (ii) good standing in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect, and except as a result of any transaction involving a Subsidiary that is not prohibited by this Agreement, the Borrower shall cause each of the Subsidiaries (other than Subsidiaries that do not constitute a Material Subsidiary Group) to maintain its (a) legal existence and good standing in the jurisdiction of its incorporation or formation and (b) good standing in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

      Section 5.4. Taxes. Pay and discharge when due, and cause each of the Subsidiaries so to do, all Taxes, assessments and governmental charges, license fees and levies which, if unpaid, could reasonably be expected to have a Material Adverse Effect, except such Taxes, assessments, charges, license fees and levies that shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

      Section 5.5. Observance of Legal Requirements. Observe and comply in all respects, and cause each of the Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

      Section 5.6. Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and, after the occurrence and during the continuance of an Event of Default, permit representatives of any Credit Party, upon at least two Business Days' prior written notice, to visit its corporate headquarters, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and the Subsidiaries with the respective officers thereof.

ARTICLE 6. Negative Covenants

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable under the Loan Documents have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Credit Parties that it will not:

      Section 6.1. Merger or Consolidation, Etc. (a) Consolidate with, be acquired by, or merge into or with any Person, or convey or otherwise transfer all or substantially all of its Property, except that the Borrower may consolidate with or merge with another Person, or convey or transfer all or substantially all of its Property to another Person, provided that (i) the Borrower shall have given the Administrative Agent prior notice thereof, (ii) the Person formed by such consolidation or into which the Borrower is merged, or the Person which acquires by conveyance or transfer all or substantially all of such Property, or any Person owning beneficially 100 percent of the Voting Stock of such Person (in each case, the "Successor Person") shall expressly assume by an instrument executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, the obligations of the Borrower under the Loan Documents (at which time the Borrower shall be deemed to be released from the Loan Documents), (iii) no Default or Event of Default shall exist before or after giving effect thereto and (iv) the Administrative Agent shall have received such documents, opinions and certificates as the Administrative Agent shall have reasonably requested in connection therewith.

            (b) Upon any consolidation or merger, or any conveyance or transfer of all or substantially all of the Property of the Borrower in accordance with
Section 6.1(a), the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, and shall be subject to all obligations and liabilities of, the Borrower under the Loan Documents with the same effect as if such Successor Person had been named as the Borrower herein. In the event of any such conveyance or transfer, the Borrower, as the predecessor Person, may be dissolved, wound up or liquidated at any time thereafter.

      Section 6.2. Subsidiary Indebtedness. (a) Permit any Subsidiary that is not a Guarantor to create, incur, assume or permit to exist any Indebtedness described in clause (a), (b), (c), (e) or (g) of the definition of such term, other than:

            (i) any such Indebtedness existing on the date hereof and set forth in Schedule 6.2 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (unless such increase is otherwise permitted by this Section);

            (ii) any such Indebtedness to the Borrower or any other Subsidiary; and

            (iii) other such Indebtedness; provided that the sum of (i) the aggregate outstanding principal amount of such Indebtedness, (ii) the aggregate outstanding principal amount of any increase of any Indebtedness permitted by paragraph (a)(i) of this Section and (ii) the aggregate outstanding principal amount of the obligations secured by Liens permitted under Section 6.3(h) does not at any time exceed 10% of Consolidated Tangible Net Worth.

            (b) Permit any Subsidiary to enter into, assume or be a party to any Guarantee of Indebtedness of the Borrower, unless such Subsidiary shall be a Guarantor.

      Section 6.3. Liens, Etc. Create, assume, incur or suffer to exist, or permit any Subsidiary to create, assume, incur or suffer to exist, any Lien on any Property now owned or hereafter acquired by it, or assign, or permit any Subsidiary to assign, any income or right with respect thereto, other than:

            (a) Permitted Encumbrances;

            (b) any Lien on any Property of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.3, and any other Lien on any Property of the Borrower or any Subsidiary existing on the date hereof that was incurred in the ordinary course of business and does not secure (i) Indebtedness to Persons other than the Borrower or any Subsidiary of the type described in clauses (a), (b) or (g) of the definition of such term or (ii) Guarantees in respect of any such Indebtedness; provided that (i) no such Lien shall apply to any other Property of the Borrower or any Subsidiary (other than after acquired title in or on such property and proceeds and products of the existing collateral in accordance with the instrument creating such Lien) and
(ii) any such Lien shall secure only those obligations which it secures on the date hereof and any increase in such obligations not otherwise prohibited hereunder;

            (c) any Lien existing on any Property prior to the acquisition thereof by the Borrower or any Subsidiary, and any Lien existing on any Property of any Person (other than a Subsidiary) that is merged into or consolidated with the Borrower or a Subsidiary, or that otherwise becomes a Subsidiary, prior to the time such Person is so merged or consolidated or becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of such acquisition, merger or consolidation or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property of the Borrower or any Subsidiary (other than after acquired title in or on such property and proceeds and products of the existing collateral in accordance with the instrument creating such Lien) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, merger or consolidation or the date such Person becomes a Subsidiary, as the case may be, and any increase in such obligations not otherwise prohibited hereunder;

            (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary securing the purchase price of such fixed or capital assets or Indebtedness (including Capital Lease Obligations) of the Borrower or any Subsidiary incurred and used to finance the acquisition, construction or improvement of such fixed or capital assets; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within one year after such acquisition or the completion of such construction or improvement and (ii) such Liens shall not apply to any other Property of the Borrower or any Subsidiary (other than after acquired title in or on such property and proceeds and products of the existing collateral in accordance with the instrument creating such Lien);

            (e) Liens arising in connection with Capital Lease Obligations of non-Guarantor Subsidiaries not prohibited under Section 6.2; provided that no such Lien shall extend to or cover any Property other than the Property subject to such Capital Lease Obligations;

            (f) Liens on Property of any Subsidiary securing obligations owing to the Borrower or any other Subsidiary;

            (g) Liens securing any extension, renewal or refunding (or successive extensions, renewals or refundings) in whole or in part of any obligations secured by Liens referred to in the foregoing paragraphs (a) through
(f); provided that the principal amount of the obligations secured by any such Lien shall not exceed the principal amount outstanding immediately prior to such extension, renewal or refunding and any increase in such prinicpal amount not otherwise prohibited hereunder, and that any such Lien shall be limited to the Property which, immediately prior to such extension, renewal or refunding, secured such obligations; and

            (h) Liens not expressly permitted by clauses (a) through (g) above; provided that the sum, without duplication, of (i) the aggregate outstanding principal amount of the Indebtedness permitted by clause (a)(iii) of Section 6.2, (ii) the aggregate outstanding principal amount of any increase of any obligations permitted by paragraph (b), (c) and (g) of this Section and (iii) the aggregate principal amount of outstanding obligations secured by Liens (which amount, in the case of any sale of accounts receivable, shall be deemed to equal the lesser of the aggregate uncollected balance of the accounts so sold and the maximum claim of the purchaser with respect thereto) permitted by this clause (h) does not at any time exceed 10% of Consolidated Tangible Net Worth.

      Section 6.4. Change in Nature of Business. Make, or permit any of the Subsidiaries (other than Subsidiaries that do not constitute a Material Subsidiary Group) to make, any material change in the nature of its business as carried out at the date hereof, other than reasonable extensions thereof.

      Section 6.5. Use of Proceeds. (a) Use the proceeds of the Loans and the Letters of Credit other than for working capital and other general corporate purposes, not inconsistent with the terms hereof or (b) use any part of the proceeds of the Loans or any Letter of Credit, directly or indirectly, for a purpose which violates the provisions of Regulations T, U or X of the Board, as amended.

      Section 6.6. Fixed Charge Coverage Ratio. Permit, as of the end of any fiscal quarter of the Borrower, the Fixed Charge Coverage Ratio to be less than
1.80 to 1.00.

      Section 6.7. Capitalization. Permit, at any time, the aggregate amount of all Indebtedness for borrowed money and Indebtedness under capital leases of the Borrower and the Consolidated Subsidiaries determined in accordance with GAAP at such time to be greater than 58% of the sum of (i) the aggregate of all amounts which would be included under shareholders' equity on a Consolidated balance sheet of the Borrower and the Subsidiaries determined in accordance with GAAP at such time plus (ii) the aggregate amount of all Indebtedness for borrowed money and Indebtedness under capital leases of the Borrower and the Consolidated Subsidiaries determined in accordance with GAAP at such time.

ARTICLE 7. Events of Default

            If any of the following events ("Events of Default") shall occur:

            (a) Any installment of principal on any Loan or any reimbursement obligation in respect of any LC Disbursement shall not be paid on the date when due and payable; or

            (b) Any (i) installment of interest on any Loan or on any reimbursement obligation in respect of any LC Disbursement or any fees shall not be paid within five Business Days of the date when due and payable or (ii) expenses or other amounts payable under any Loan Document or otherwise to any Credit Party shall not be paid within 30 days of the date when due and payable; or

            (c) The failure of the Borrower to observe or perform any covenant or agreement contained in Section 5.2(a), Section 5.3(a) or in Article 6; or

            (d) The failure of the Borrower to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after the Administrative Agent shall have notified the Borrower in writing thereof; or

            (e) Any representation or warranty made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

            (f) Any obligation of the Borrower or any of the Subsidiaries representing a Material Subsidiary Group (other than its obligations in respect of the Loans and the Letters of Credit), whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness in an aggregate Consolidated principal amount exceeding $25,000,000 (i) shall be declared to be due and payable, or shall be required to be prepaid other than pursuant to a regularly scheduled prepayment or required prepayment (unless such required prepayment results from a default or event of default thereunder), prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof; or

            (g) The Borrower or any of the Subsidiaries representing a Material Subsidiary Group shall (i) make an assignment for the benefit of creditors, (ii) file a voluntary petition in bankruptcy, (iii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (iv) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (v) be the subject of any bankruptcy, reorganization, insolvency or similar proceeding filed against it which remains undismissed for a period of 60 days, (vi) file any answer admitting the material allegations of any such petition filed against it in any such proceeding, (vii) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian or liquidator for it, or any substantial part of its Property, or any order is entered appointing any such trustee, receiver, custodian or liquidator and such order remains in effect for 60 days, or (viii) take any formal action for the purpose of effecting any of the foregoing; or

            (h) An order for relief is entered under the bankruptcy or insolvency laws of any jurisdiction (i) adjudging the Borrower or any of the Subsidiaries representing a Material Subsidiary Group bankrupt or insolvent,
(ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of the Subsidiaries representing a Material Subsidiary Group under the bankruptcy or insolvency laws of any jurisdiction, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any of the Subsidiaries representing a Material Subsidiary Group or of any substantial part of the Property thereof or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any of the Subsidiaries representing a Material Subsidiary Group, and any such decree or order continues unstayed and in effect for a period of 60 days; or

            (i) Judgments or decrees against one or more of the Borrower or any of the Subsidiaries representing a Material Subsidiary Group in an aggregate Consolidated amount exceeding $25,000,000 shall be rendered by a court of competent jurisdiction and remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; provided that any such judgments or orders shall not give rise to an Event of Default under this paragraph

(i) if and to the extent that (i) the aggregate Consolidated amount of such judgments or orders, to the extent exceeding $25,000,000, is fully covered by one or more valid and binding policies of insurance and (ii) each applicable insurer has been notified, and has not disputed its applicable share of such coverage; or

            (j) any Termination Event shall occur with respect to which the Borrower or any of the Subsidiaries shall have been assessed any liability in an aggregate Consolidated amount exceeding $25,000,000 which amount shall remain unpaid for a period of 30 days, (ii) any Accumulated Funding Deficiency in an aggregate Consolidated amount exceeding $25,000,000 shall exist with respect to any Pension Plan and such Accumulated Funding Deficiency shall not have been eliminated within a period of 30 days after it shall have been determined, (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan and, as a result thereof, the Borrower or any of the Subsidiaries shall have been assessed an excise tax penalty in an aggregate Consolidated amount exceeding $25,000,000 which amount shall remain unpaid for a period of 30 days; unless and to the extent only that such Termination Event, Accumulated Funding Deficiency or Prohibited Transaction is being contested by appropriate proceedings in good faith by the Borrower or such Subsidiary or Subsidiaries; or

            (k) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower representing 20% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease to constitute a majority of the board of directors of the Borrower and the replacements thereof shall not have been approved by a vote of at least a majority of the members of the board of directors then still in office who either were members of the board of directors at the beginning of such period or whose election as members of the board of directors was previously so approved; or

            (l) the Guarantee Agreement shall be determined by a final and non-appealable decision of a court having jurisdiction over the matter, or shall be claimed in writing by a Guarantor, not to be in full force and effect;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE 8. The Administrative Agent

            Each of the Credit Parties hereby appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

            The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 9.2) and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 9.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Credit Party, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Credit Parties and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower so long as no Event of Default shall have occurred and be continuing (such consent not to be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring
Administrative  Agent  gives  notice  of  its  resignation,  then  the  retiring
Administrative Agent may, on behalf of the Credit Parties, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.

            The Administrative Agent may be removed at any time by a notice executed by the Required Lenders and delivered to the other Credit Parties and the Borrower. Upon any such removal, the Required Lenders shall have the right, with the consent of the Borrower so long as no Event of Default shall have occurred and be continuing (such consent not to be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the removal of the Administrative Agent, then the Borrower may appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the removed Administrative Agent. The removed Administrative Agent shall be discharged from its duties and obligations hereunder effective at the time of its removal.

            The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation or removal hereunder, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

            Each  Credit  Party  acknowledges  that  it has,  independently  and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE 9. Miscellaneous

      Section 9.1. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Borrower, to it at 225 Summit Avenue, Montvale, New Jersey 07645-1523, Attention of Jon W. Kimmins, Senior Vice President-Treasurer (Telecopy No. (201) 802-5877);

            (b) if to the Administrative Agent, or BNY as Issuing Bank, to it at One Wall Street, 18th Floor, New York, New York 10286, Attention of Susan E. Baratta (Telecopy No. (212) 635-4659), with a copy to The Bank of New York, at One Wall Street, New York, New York 10286, Attention of: Howard F. Bascom (Telecopy No. (212) 635-1483); and

            (c) if to any other Credit Party, to it at its address (or telecopy number) set forth in its Administrative Questionnaire, a copy of which, if requested by the Borrower, shall have been delivered to the Borrower.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      Section 9.2. Waivers; Amendments. (a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan and/or the issuance, amendment, extension or renewal of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

            (b) Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower or the Guarantors, as applicable, and the Required Lenders or by the Borrower or the Guarantors, as applicable, and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or any reimbursement obligation with respect to an LC Disbursement, or reduce the rate of interest thereon (other than under Section 2.12(d)), or reduce any fees payable hereunder, without the written consent of each Credit Party affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Credit Party affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Credit Party or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable. Notwithstanding the foregoing, any provision of any Loan Document may be amended by an agreement in writing entered into by the Borrower or the Guarantors, as applicable, the Required Lenders and the Administrative Agent if (A) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon or simultaneously with the effectiveness of such amendment and (B) upon or simultaneously with the effectiveness of such amendment, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under the Loan Documents.

      Section 9.3. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of each Loan Document or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all reasonable out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by any Credit Party, including the fees, charges and disbursements of any counsel for any Credit Party, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) The Borrower shall indemnify each Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof, including any refusal of the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (iii) any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from (A) the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or (B) any material breach by such Indemnitee of its obligations as set forth in this Agreement.

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, in its capacity as such.

            (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable promptly after written demand therefor.

      Section 9.4. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Credit Party unless such assignment or transfer is made by the Borrower in accordance with Section 6.1 (and any other attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or obligations in respect of its LC Exposure or Swingline Exposure and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or any portion of its Commitment or obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and/or the Swingline Lender, as the case may be) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with, unless otherwise agreed by the Administrative Agent, a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, a copy of which shall, if requested by the Borrower, be delivered to the Borrower; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b), (g) or (h) of Article 7 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

            (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower and the Credit Parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Credit Party, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment, LC Exposure, Swingline Exposure and Loans owing to it); provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of any Loan document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14,
2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

            (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(c) as though it were a Lender.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations under the Loan Documents or substitute any such pledgee or assignee for such Lender as a party hereto and any foreclosure by any such pledgee or assignee (other than a Federal Reserve Bank) shall be subject to Section 9.4(b).

      Section 9.5. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of each Loan Document and the making of any Loans and the issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any LC Disbursement or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.3 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the LC Disbursements, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

      Section 9.6. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to any Credit Party constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      Section 9.7. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      Section 9.8. Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with this Agreement, or at any time upon the occurrence and during the continuance of an Event of Default, under clause (a), (b), (g) or (h) of Article 7, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent not prohibited by applicable law, to setoff and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of setoff may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      Section 9.9. Governing Law;  Jurisdiction;  Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each of the Borrower and the Credit Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this

Agreement or the other Loan Documents against the Borrower or its properties, in the courts of any jurisdiction.

            (c) Each of the Borrower and the Credit Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      Section 9.12. Confidentiality. Each Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to any Loan Document, (e) in connection with the exercise of any remedies under any Loan Document or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Credit Party on a nonconfidential basis from a source other than the Borrower or any of its Affiliates. For the purposes of this Section, "Information" means all confidential information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Credit Party on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      Section 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "charges"), shall exceed the maximum lawful rate (the "maximum rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    TOYS "R" US INC.

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

                                    THE  BANK  OF  NEW  YORK,  individually,  as
                                    Issuing  Bank,  as  Swingline  Lender and as
                                    Administrative Agent

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

                                    CITIBANK,    N.A.,   individually   and   as
                                    Co-Syndication Agent

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

                                    J.P.  MORGAN  CHASE,   individually  and  as
                                    Co-Syndication Agent

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

                                    CREDIT SUISSE FIRST BOSTON, individually and as Co-Documentation Agent

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

                                    FIRST UNION NATIONAL BANK, individually and as Co-Documentation Agent

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

                                    THE DAI-ICHI KANGYO BANK, LTD., individually and as Co-Documentation Agent

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

                                    SOCIETE   GENERALE,   individually   and  as
                                    Co-Documentation Agent

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

                                    FIRSTAR BANK, NA

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

                                    BANK ONE, NA (MAIN OFFICE CHICAGO)

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

                                    FLEET NATIONAL BANK

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                TOYS "R" US, INC.
                           FIVE-YEAR CREDIT AGREEMENT

                                    THE FIFTH THIRD BANK

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________